Exhibit 5.1

666 Third Avenue New York, NY 10017 212 935 3000 mintz.com

October 15, 2020

Petros Pharmaceuticals, Inc.
1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Ladies and Gentlemen:

We have acted as counsel to Petros Pharmaceuticals, Inc. (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-4 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement provides for the registration by the Company of up to 143,968,872 shares of its common stock, par value $0.0001 per share (the “Common Stock”), 500 shares of its preferred stock, par value $0.0001 per share (the “Preferred Stock”) and warrants to purchase up to 22,011,258 shares of Common Stock (the “Warrants” and, together with the Common Stock and the Preferred Stock, the “Securities”) upon the consummation of (1) the merger of PM Merger Sub 1, LLC (“Merger Sub 1”), with and into Metuchen Pharmaceuticals, LLC (“Metuchen”), with Metuchen surviving as wholly-owned subsidiary of the Company (the “Metuchen Merger”) and (2) the merger of PN Merger Sub 2, Inc. (“Merger Sub 2”) with and into Neurotrope, Inc. (“Neurotrope”), with Neurotrope surviving as a wholly-owned subsidiary of Petros (the “Neurotrope Merger” and, together with the Metuchen Merger, the “Mergers”), pursuant to the Agreement and Plan of Merger, dated May 17, 2020, as amended on July 23, 2020 and on September 30, 2020, by and among the Company, Petros, Merger Sub 1, Merger Sub 2 and Metuchen (the “Merger Agreement”).

In connection with this opinion, we have examined the actions taken by the Company in connection with the authorization of the issuance of the Securities, and such documents as we have deemed necessary for the purpose of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

Our opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon and subject to the foregoing, it is our opinion that, when the Securities are issued and delivered by the Company in accordance with the Merger Agreement, the Securities will be validly issued, fully paid and non-assessable.

Boston       London       Los Angeles       New York       San Diego       San Francisco      Washington

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ October 15, 2020 Page 2

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston       London       Los Angeles       New York       San Diego       San Francisco      Washington

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.